Item 26. Exhibit (g) ii.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

GENERAL RE LIFE CORPORATION

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: February 8, 1999

Coverage: Variable Life Select Inforce /

TAI Code:

This Amendment hereby terminates the reinsurance of new business on new lives effective August 28, 2014, the Termination Date, under the above-referenced Agreement. All other changes allowed under the Agreement, including but not limited to any increases if they are normally applied to the existing contract/pool, shall continue to be available hereunder.          under the Agreement. All business inforce at the effective date of this Amendment shall remain reinsured hereunder until the termination, expiry, or          of the underlying policy on which the reinsurance is based.

If the Ceding Company elects to          in accordance with the Agreement, the Reinsurer        .

Except as provided herein, all other terms, provisions, and conditions of the Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	/s/ Peter G Ferris	Date:	7-2-14
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-2-14
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	7-2-14
Peter G. Ferris
Vice President & Actuary

GENERAL RE LIFE CORPORATION

By:	/s/ James Greenwood	Date:	June 27, 2014

Print name:	James M. Greenwood

Title:	Senior Vice President

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

GENERAL RE LIFE CORPORATION

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: February 8, 1999

Coverage: Variable Life Select Inforce /

Reinsurer Treaty ID:

TAI Code:

This Amendment replaces the Amendment effective August 28, 2014 signed on July 2, 2014.

This replacement Amendment hereby terminates the reinsurance of new business on new lives effective August 28, 2014, the Termination Date, under the above-referenced Agreement. The Agreement remains open for increases only as referenced in Article IV, section D, item 7. All business inforce at the effective date of this Amendment shall remain reinsured hereunder until the termination, expiry, or          of the underlying policy on which the reinsurance is based.

If the Ceding Company elects to          in accordance with the Agreement, the Reinsurer        .

Except as provided herein, all other terms, provisions, and conditions of the Agreement remain in full force and effect.

[SIGNATURE PAGE FOLLOWS]

[page break]

IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY
By:	/s/ Peter G Ferris	Date:	9-25-14
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-25-14
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	9-25-14
Peter G. Ferris
Vice President & Actuary

GENERAL RE LIFE CORPORATION

By:	/s/ James Greenwood	Date:	September 19, 2014

Print name:	James M. Greenwood

Title:	Senior Vice President